Exhibit 5.1

One Liberty Plaza

New York, NY 10006-1470

T: +1 212 225 2000

F: +1 212 225 3999

clearygottlieb.com

WASHINGTON, D.C. • PARIS • BRUSSELS • LONDON • MOSCOW

FRANKFURT • COLOGNE • ROME • MILAN • HONG KONG

BEIJING • BUENOS AIRES • SÃO PAULO • ABU DHABI • SEOUL

D: +1 212 225 2530

flodell@cgsh.com

STEVEN M. LOEB

CRAIG B. BROD

NICOLAS GRABAR

DAVID E. BRODSKY

RICHARD J. COOPER

JEFFREY S. LEWIS

PAUL J. SHIM

STEVEN L. WILNER

ANDRES DE LA CRUZ

DAVID C. LOPEZ

MICHAEL A. GERSTENZANG

LEV L. DASSIN

JORGE U. JUANTORENA

MICHAEL D. WEINBERGER

DAVID LEINWAND

DIANA L. WOLLMAN

JEFFREY A. ROSENTHAL

MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR.

JEFFREY D. KARPF

KIMBERLY BROWN BLACKLOW

ROBERT J. RAYMOND

FRANCISCO L. CESTERO

FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

JOON H. KIM

MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRÁLDEZ

DUANE MCLAUGHLIN

BREON S. PEACE

CHANTAL E. KORDULA

BENET J. O’REILLY

ADAM E. FLEISHER

SEAN A. O’NEAL

GLENN P. MCGRORY

MATTHEW P. SALERNO

MICHAEL J. ALBANO

VICTOR L. HOU

ROGER A. COOPER

AMY R. SHAPIRO

JENNIFER KENNEDY PARK

ELIZABETH LENAS

LUKE A. BAREFOOT

JONATHAN S. KOLODNER

DANIEL ILAN

MEYER H. FEDIDA

ADRIAN R. LEIPSIC

ELIZABETH VICENS

ADAM J. BRENNEMAN

ARI D. MACKINNON

JAMES E. LANGSTON

JARED GERBER

COLIN D. LLOYD

COREY M. GOODMAN

RISHI ZUTSHI

JANE VANLARE

DAVID H. HERRINGTON

KIMBERLY R. SPOERRI

AARON J. MEYERS

DANIEL C. REYNOLDS

AUDRY X. CASUSOL

ABENA A. MAINOO

HUGH C. CONROY, JR.

JOSEPH LANZKRON

MAURICE R. GINDI

KATHERINE R. REAVES

RAHUL MUKHI

ELANA S. BRONSON

MANUEL SILVA

KYLE A. HARRIS

LINA BENSMAN

ARON M. ZUCKERMAN

KENNETH S. BLAZEJEWSKI

MARK E. MCDONALD

F. JAMAL FULTON
RESIDENT PARTNERS

SANDRA M. ROCKS

JUDITH KASSEL

PENELOPE L. CHRISTOPHOROU

BOAZ S. MORAG

MARY E. ALCOCK

HEIDE H. ILGENFRITZ

ANDREW WEAVER

HELENA K. GRANNIS

JOHN V. HARRISON

NEIL R. MARKEL

LAURA BAGARELLA

JONATHAN D.W. GIFFORD

SUSANNA E. PARKER

DAVID W.S. YUDIN
RESIDENT COUNSEL

LOUISE M. PARENT
OF COUNSEL

May 10, 2021

American Tower Corporation

116 Huntington Avenue

Boston, Massachusetts 02116

Ladies and Gentlemen:

We have acted as special counsel to American Tower Corporation, a Delaware corporation (the “Company”), in connection with its offering pursuant to a registration statement on Form S-3 (No. 333-231931), as amended as of its most recent effective date (May 5, 2021), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)) (as so amended, including the documents incorporated by reference therein, the “Registration Statement”) and the prospectus dated June 4, 2019 (the “Base Prospectus”), as supplemented by the prospectus supplement thereto, dated May 5, 2021 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), of 9,000,000 shares (or 9,900,000 shares if the underwriters’ overallotment option is exercised in full) of the Company’s common stock, par value $0.01 per share (the “Securities”).

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	the Prospectus;

(c)	an executed copy of the Underwriting Agreement, dated May 5, 2021, between the Company and the several underwriters named in Schedule A thereto; and

(d)	copies of the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws certified by the Secretary of State of the

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.

American Tower Corporation, p. 2

State of Delaware and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Securities have been validly issued by the Company and are fully paid and nonassessable.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the General Corporation Law of the State of Delaware that in our experience normally would be applicable to general business entities with respect to such agreement or obligation) and (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of our name in the Prospectus Supplement under the heading “Legal Matters” and in the Base Prospectus under the heading “Validity of the Securities,” as counsel for the Company that has passed on the validity of the Securities and to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated May 10, 2021. In giving such consent, we do not thereby admit that we are within the

American Tower Corporation, p. 3

category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Francesca L. Odell
Francesca L. Odell, a Partner